Exhibit 99.1

GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

GALAXY GAMING IS EVALUATING ITS OPTIONS IN LIGHT OF THE PASSING OF THE JULY 17, 2026 MERGER OUTSIDE DATE WITHOUT SATISFACTION OR WAIVER OF THE REMAINING REGULATORY CLOSING CONDITIONS

LAS VEGAS, JULY 20, 2026 (GLOBE NEWSWIRE) – Galaxy Gaming, Inc.® (OTC: GLXZ), the world’s leading independent developer and distributor of casino table games and technology announced today that, as previously announced, Galaxy Gaming, Inc., a Nevada corporation (“Galaxy”), Evolution Malta Holding Limited, a company registered in Malta (“Evolution”), and Galaga Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Evolution, entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Galaxy, with Galaxy surviving as a wholly owned subsidiary of Evolution (the “Merger”).

As previously reported, pursuant to the terms of the Merger Agreement, if the Merger has not been consummated by satisfaction or waiver of closing conditions on or before July 17, 2026 (the “Outside Date”), either Galaxy or Evolution may terminate the Merger Agreement, subject to certain limitations. As has been widely reported, two remaining gaming regulatory approvals required for the closing of the Merger have not been obtained as of the Outside Date, and Evolution has not waived those conditions.

Neither party has terminated the Merger Agreement and Galaxy is evaluating its options, including seeking a further extension of the Outside Date to facilitate the closing of the Merger, or terminating the Merger Agreement.

“For two years, we have been working with Evolution towards a closing of the Merger Agreement,” said Matt Reback, President and CEO of Galaxy. “During this same time, we have also been focused on growing Galaxy by increasing the range of our table games products, expanding into new markets, deepening partnerships with new and existing customers, increasing the share of our recurring revenues, and assembling a team of the highest caliber individuals possible. We are excited about the trajectory of the company, and we look forward to a continued relationship with Evolution.”

About Galaxy

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has over 130 licenses worldwide, including licenses in 28 U.S. states and more than 30 countries around the world.

Safe Harbor

This press release contains, and oral statements made from time to time by representatives of Galaxy or may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

These forward-looking statements reflect the current views, models, and assumptions of Galaxy, and are subject to various risks and uncertainties that cannot be predicted or qualified and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company that may cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to:

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the ability to complete the Merger on the proposed terms or on the anticipated timeline, or at all, including securing the necessary regulatory approvals and satisfaction of other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks that the Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the Merger; the risk that the Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the Merger; the risk of stockholder litigation; effects relating to the announcement or the consummation of the Merger on the market price of the Company’s common stock; and

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the ability of Galaxy to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business; garner new market share; secure licenses in new jurisdictions or maintain existing licenses; successfully develop or acquire and sell proprietary products; comply with regulations, changes in gaming related and non-gaming related statutes and regulations and/or self-imposed restrictions imposed on and by our customers that affect their revenues in land-based casino and online casino markets; have its games approved by relevant jurisdictions; and adapt to changes resulting from the COVID-19 or other pandemics including without limitation, government imposed shut downs, travel restrictions and supply chain interruptions; and other factors.

Additional information concerning these and other risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement.

All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements. While forward-looking statements reflect the good faith beliefs of the Company, they are not guarantees of future performance or events and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy expressly disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.

Contact:

Investor Relations:

Steve Kopjo (702) 727-8886

Media:

Phylicia Middleton (702) 938-1753